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                                                                    EXHIBIT 21.1
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                              LIST OF SUBSIDIARIES

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Subsidiary Name                                                     Jurisdiction of Incorporation/Formation
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
Merck-Medco Rx Services of New Jersey, L.L.C....................    New Jersey
Merck-Medco Rx Services of Florida No. 2, L.C....................   Florida
Merck-Medco Rx Services of Florida No. 4, L.L.C..................   Delaware
Merck-Medco Rx Services of Florida No. 5, L.C....................   Florida
Merck-Medco Rx Services of Nevada, Inc...........................   Nevada
Merck-Medco Rx Services of Ohio No. 2, Ltd.......................   Ohio
Merck-Medco Rx Services of Ohio, Ltd.............................   Ohio
Merck-Medco Rx Services of Pennsylvania No. 2, L.L.C.............   Pennsylvania
Merck-Medco Rx Services of Pennsylvania, L.L.C...................   Pennsylvania
Merck-Medco Rx Services of Texas, L.L.C..........................   Texas
Merck-Medco Rx Services of Virginia, L.L.C.......................   Virginia
Merck-Medco Rx Services of Washington, Inc.......................   Washington
Merck-Medco Rx Services of Willingboro New Jersey, L.L.C.........   New Jersey
PAID Prescriptions, L.L.C........................................   Nevada
Systemed, L.L.C..................................................   Delaware
Medco Containment Insurance Company of New Jersey................   New Jersey
Medco Containment Insurance Company of New York..................   New York
Medco Containment Life Insurance Company.........................   Pennsylvania
Merck-Medco Managed Care of California, Inc......................   California
The Institute for Effectiveness Research, L.L.C..................   Delaware
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